EXHIBIT (13)




                                                  FORUM FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                                                 61 Broadway, New York, NY 10006
                                                        Telephone (212) 363-3300
                                                        Facsimile (212) 363-7878



                                                       October 19, 1992



Board of Trustees
Monarch Funds
61 Broadway
New York, New York 10006

Gentlemen:

         In connection with the purchase by Forum Financial Services, Inc. ("Forum") of 50,000 shares of the Cash Fund and 50,00 shares of Government Cash Fund, the two initial portfolios of Monarch Funds, and for the consideration of cash of $1.00 per share, this letter will confirm that Forum is purchasing those shares for its account for investment only and not with a view to reselling or otherwise distributing those shares.

                                                       Sincerely,

                                                       /s/ John Y. Keffer

                                                       John Y. Keffer
                                                       President